ARTICLE IV
PLAN OF MERGER

The executed Agreement and Plan of Merger is on file at the principal place of business of the Survivor Corporation. Subsequent to the merger, the principal place of business shall be 777 South Flager Drive, Suite 800, West Tower, West Palm Beach, FL 33401. A copy of the Agreement and Plan of Merger will be furnished by the Survivor Corporation to any shareholder of any constituent corporation.

The terms of the Agreement and Plan of Merger are as follows:

(1) *Merger.* GDS shall be merged with and into CBS, and CBS shall survive the merger ("Merger"), effective upon the date when the Agreement and Plan of Merger is made effective in accordance with applicable laws (the "Effective Date").

(2) *Amendment to Articles of Incorporation.* Article I of the Articles of Incorporation of CBS shall be amended as to read - "The name of the corporation is Global Digital Solutions, Inc.

(3) *Governing Documents.* The Bylaws of CBS, in effect on the Effective Date, shall continue to be the Bylaws of CBS as the Survivor Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(4) *Reverse stock split restriction.* Subsequent to the change of control, the new Board of Directors of the Survivor Corporation shall agree not to effectuate a reverse stock split for a period of five years from the date of Closing.

(5) *Stock of GDS.* On and after the Effective Date, all of the outstanding certificates which prior to that time represented all of the issued and outstanding shares of GDS shall be recalled and canceled and up to 23,879,817 CBS Common Shares shall be issued in proportion to their ownership percentage. The registered owner on the books and records of GDS or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to CBS or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of CBS Common Stock evidenced by such outstanding certificate as above provided.

(6) *Lockup Agreement.* The Catizone's shall have entered into a "Lockup Agreement" whereby an aggregate of 1,000,000 common shares of CBS currently owned by the Catizones shall be restricted for an additional one year period from the date of Closing.

(7) Resignation of Officers and Directors. Each of the current officers and directors of CBS shall have delivered to GDS written resignations effective as of the effective date of the Merger (the "Effective Date").

(8) Further Assurances. From time to time, as and when required by the Survivor Corporation or by its successors and assigns, there shall be executed and delivered on behalf of GDS such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Survivor Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of GDS, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of the Survivor Corporation are fully authorized in the name and on behalf of GDS or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(9) Book Entries. As of the Effective Date, entries shall be made upon the books of CBS in accordance with the following.

(a) The assets and liabilities of GDS shall be recorded at the amounts at which they were carried on the books of GDS immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the Common Shares of GDS presently issued and outstanding.

(b) There shall be credited to the common stock account of CBS the aggregate amount of the stated value of all shares of CBS Common Stock resulting from the conversion of the outstanding GDS Common Stock pursuant to the merger.

(c) There shall be credited to the retained earnings account of CBS the aggregate of the amount carried in the retained earnings account of GDS immediately prior to the Effective Date.

(10) Access to Documentation. Prior to the merger, CBS and GDS shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(11) Abandonment. At any time before the effective Date, the Agreement and Plan of Merger and the Articles of Merger may be terminated and the merger may be abandoned by the Board of Directors of either CBS or GDS or both, notwithstanding approval of the Agreement and Plan of Merger by the shareholders of CBS or the shareholders of GDS or both.

(13) Abandonment. At any time before the effective Date, the Agreement and Plan of Merger and the Articles of Merger may be terminated and the merger may be abandoned by the Board of Directors of either CBS or GDS or both, notwithstanding approval of the Agreement and Plan of Merger by the shareholders of CBS or the shareholders of GDS or both.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of CBS and GDS and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Global Digital Solutions, Inc.
A Delaware corporation

ATTEST:

____
Jerome C. Artigliere, President

____
, Secretary

Creative Beauty Supply, Inc.
A New Jersey corporation

ATTEST:

Carmine Catizone
Carmine Catizone, President

Daniel Generelli
, Secretary

State of)
)ss.
County of)

On the ______ day of March 2004 personally appeared before me the President of Global Digital Solutions, Inc., a Delaware corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of CBS and GDS and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Global Digital Solutions, Inc.
A Delaware corporation

ATTEST:

Jerome C. Artigliere, President
New Hampshire DL # 02AE354121
exp 2/12/2008

, Secretary

Creative Beauty Supply, Inc.
A New Jersey corporation

ATTEST:

Carmine Catizone, President

, Secretary

State of Florida)
)ss.
County of Palm Beach)

On the 18th day of March 2004 personally appeared before me the President of Global Digital Solutions, Inc., a Delaware corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

CONCHITA R. ROYSTER
MY COMMISSION # DD 108742
EXPIRES: April 14, 2006
Bonded Thru Notary Public Underwriters

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of CBS and GDS and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Global Digital Solutions, Inc.
A Delaware corporation

ATTEST:

Jerome C. Artigliere
Jerome C. Artigliere, President
New Hampshire DL # 02AE354121
Exp 02/12/2008

________________, Secretary

Creative Beauty Supply, Inc.
A New Jersey corporation

ATTEST:

____
Carmine Catizone, President

________________, Secretary

State of Florida)
)ss.
County of Palm Beach)

On the 18th day of March 2004 personally appeared before me the President of Global Digital Solutions, Inc., a Delaware corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

CONCHITA R. ROYSTER
MY COMMISSION # DD 108742
EXPIRES: April 14, 2006
Bonded Thru Notary Public Underwriters

Cadith R. Royston
NOTARY PUBLIC
Wachovia Bank, N.A.
777 S. Flagler Dr., Ste 148
Address

West Palm Beach, Florida 33401

My Commission Expires: 04-14-2004

SEAL

pursuant to duly adopted director's resolutions.

Ellie Parker
NOTARY PUBLIC
35 Ocean Reef Dr.
Address
Key Largo, Fl. 33037

My Commission Expires: 7/6/06

SEAL

OFFICIAL NOTARY SEAL
ELLIE P PARKER
NOTARY PUBLIC STATE OF FLORIDA
COMMISSION NUMBER
DD125578
MY COMMISSION EXPIRES
JULY 6,2006

State of Fla)
)ss.
County of Monroe

On the ______ day of March 2004, personally appeared before me the Secretary of Global Digital Solutions, Inc., a Delaware corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address

My Commission Expires: ______________

SEAL

State of)
)ss.
County of)

On the ___ day of March 2004, personally appeared before me the President of Creative Beauty Supply, Inc., a New Jersey corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address

My Commission Expires: ______________

SEAL

State of)
)ss.
County of)

On the ______ day of March 2004, personally appeared before me the Secretary of Global Digital Solutions, Inc., a Delaware corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

____
NOTARY PUBLIC

____
Address

____

My Commission Expires:________________

SEAL

State of New Jersey)
)ss.
County of Passaic)

On the 19 day of March 2004, personally appeared before me the President of Creative Beauty Supply, Inc., a New Jersey corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

[signature]
NOTARY PUBLIC
Maurice M Eaton Jr
380 Totowa Rd
Address

Totowa, NJ 07512

My Commission Expires: 5/11/06

SEAL

State of New Jersey)
)ss.
County of Passaic)

On the 19 day of March 2004, personally appeared before me the Secretary of Creative Beauty Supply, Inc., a New Jersey corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

Maurice M Eaton Jr
NOTARY PUBLIC

380 Totowa Rd
Address

Totowa NJ 07512

My Commission Expires: 5/11/06

SEAL

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Creative Beauty Supply, Inc., a New Jersey corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors.

Daniel Generelli

, Secretary

State of New Jersey)
)ss.
County of Passaic)

On the 19 day of March 2004, personally appeared before me the Secretary of Creative Beauty Supply, Inc., a New Jersey corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

Maurice M Eaton Jr.
NOTARY PUBLIC

380 Totowa Rd
Address

Totowa, NJ 07512

My Commission Expires: 5/11/06

SEAL

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Global Digital Solutions, Inc., a Delaware corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

[signature], Secretary

State of Fla)
)ss.
County of Martin)

On the 18 day of March 2004, personally appeared before me the Secretary of Global Digital Solutions, Inc., a Delaware corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

OFFICIAL NOTARY SEAL
ELLIE P PARKER
COMMISSION NUMBER
DD125578
MY COMMISSION EXPIRES
JULY 6,2006
NOTARY PUBLIC STATE OF FLORIDA

Ellie Parker
NOTARY PUBLIC

35 Ocean Reef Dr.
Address
Key Largo, Fl. 33037

My Commission Expires: 7/6/06

SEAL